Nicor Inc.
                                                              Form 10-K/A
                                                              Exhibit 23.02





              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports on the financial statements of the Nicor Gas Savings Investment Plan, the Nicor Gas Thrift Plan and the Birdsall, Inc. Retirement Savings Plan, dated June 26, 1998, included in Nicor Inc.'s
Form 10-K/A, Amendment No. 1, for the year ended December 31, 1997, into the company's previously filed Form S-3 Registration Statement in connection with the Nicor Automatic Dividend Reinvestment and Stock Purchase Plan
(No. 33-56871), and Form S-8 Registration Statements in connection with the Nicor Employee Stock Purchase Plan (No. 33-1732), the Nicor Gas Savings Investment Plan (No. 33-56867), the Nicor Gas Thrift Plan (No. 33-60689), the Birdsall, Inc. Retirement Savings Plan (No. 333-28579), the Nicor 1989 Long-Term Incentive Plan (No. 33-31029) and the Nicor 1997 Long-Term Incentive Plan (No. 333-28699).



                                          ARTHUR ANDERSEN LLP


Chicago, Illinois
June 26, 1998